Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2023 Results

MIAMI, FL (August 8, 2023) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance, today announced its financial results for the second quarter, which ended on June 30, 2023.

Financial Highlights

•
Total revenue in the second quarter of 2023 was $77.1 million and revenue before reimbursements was $75.6 million, which was above the high end of our guidance. This compares to total revenue of $75.9 million and revenue before reimbursements of $74.8 million in the second quarter of the prior year.
•
GAAP diluted earnings per share was $0.32 in both the second quarter of 2023 and 2022.
•
Second quarter 2023 adjusted diluted earnings per share, a non-GAAP measure, was $0.39, which was at the high end of our guidance, as compared to $0.38 in the second quarter of 2022. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.
•
As of June 30, 2023, the Company’s cash balances were $15.8 million, with a $53.0 million outstanding balance on the Company’s credit facility. During the second quarter of 2023, the Company paid down $5.0 million of its debt balance. As of the end of the second quarter of 2023, the Company's remaining share repurchase program authorization was $13.9 million.
•
Subsequent to the end of the secondquarter, the Company’s Board of Directors declared its third quarter 2023 dividend of $0.11 per share for its shareholders of record on September 22, 2023, to be paid on October 6, 2023.

“We reported solid operating results with 8% sequential revenue growth while continuing to increase our investment in program development and sales resources in our recurring high margin executive advisory and market intelligence offerings,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “More importantly, the current momentum is expected to continue into the third quarter and bodes well for the balance of the year.”

Business Outlook for the Third Quarter of 2023

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the third quarter of 2023 will be in the range of $72.8 million to $74.3 million.
•
The Company estimates adjusted diluted earnings per share for thethird quarter of 2023 to be in the range of $0.38 and $0.41, assuming a GAAP effective tax rate of 27.5%.

Conference Call and Webcast Details

•
On Tuesday, August 8, 2023, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Second Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 8, 2023 and will run through 5:00 P.M. ET on Tuesday, August 22, 2023. To access the rebroadcast, please dial (800) 835-8067. For International callers, please dial (203) 369-3354.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 8, 2023 and will run through 5:00 P.M. ET on Tuesday, August 22, 2023. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock-based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock-based compensation expense, restructuring charges and reversals, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance.

Drawing upon our unparalleled intellectual property from more than 25,000 benchmark studies and our Hackett-Certified® best practices repository from the world’s leading businesses – including 97% of the Dow Jones Industrials, 93% of the Fortune 100, 73% of the DAX 40 and 52% of the FTSE 100 – captured through our leading benchmarking platform Quantum Leap® and our Digital Transformation Platform, we accelerate digital transformations, including enterprise cloud implementations.

For more information on The Hackett Group, visit: https://www.thehackettgroup.com/; email info@thehackettgroup.com; or call (770) 225-3600.

# # #

The Hackett Group, Hackett-Certified, quadrant logo, World Class Defined and Enabled, Quantum Leap, Digital World Class and Hackett Value Matrix are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2023	2022	2023	2022
Revenue:
Revenue before reimbursements	$75,641	$74,768	$145,472	$149,876
Reimbursements	1,461	1,160	2,859	1,716
Total revenue	77,102	75,928	148,331	151,592

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,643 and $3,169 and $1,483 and $3,149 of non-cash stock based compensation expense in the three and six months ended June 30, 2023 and July 1, 2022, respectively)	45,426	44,701	88,569	92,034
Reimbursable expenses	1,461	1,160	2,859	1,716
Total cost of service	46,887	45,861	91,428	93,750

Selling, general and administrative costs (includes $1,129 and $2,050 and $1,235 and $2,168 of non-cash stock based compensation expense in the three and six months ended June 30, 2023 and July 1, 2022, respectively)	17,425	15,886	32,861	30,252
Total costs and operating expenses	64,312	61,747	124,289	124,002

Operating income	12,790	14,181	24,042	27,590

Other expense, net:
Interest expense, net	(921)	(28)	(1,780)	(56)

Income from operations before income taxes	11,869	14,153	22,262	27,534
Income tax expense	3,149	3,938	5,381	6,814
Net income	$8,720	$10,215	$16,881	$20,720

Basic net income per common share:
Income per common share from operations	$0.32	$0.32	$0.62	$0.66
Weighted average common shares outstanding	27,192	31,652	27,109	31,551

Diluted net income per common share:
Income per common share from operations	$0.32	$0.32	$0.62	$0.65
Weighted average common and common equivalent shares outstanding	27,548	32,221	27,408	32,032

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 30,
	2023	2022
ASSETS
Current assets:
Cash	$15,834	$30,255
Accounts receivable and contract assets, net	57,797	48,376
Prepaid expenses and other current assets	3,203	2,535
Total current assets	76,834	81,166
Property and equipment, net	19,856	19,359
Other assets	285	268
Goodwill	84,148	83,502
Operating lease right-of-use assets	1,804	698
Total assets	$182,927	$184,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,475	$8,741
Accrued expenses and other liabilities	22,342	30,953
Contract liabilities	14,452	13,278
Income tax payable	3,373	5,759
Operating lease liabilities	1,226	870
Total current liabilities	46,868	59,601
Long-term deferred tax liability, net	9,339	6,877
Long-term debt	52,676	59,653
Operating lease liabilities	1,151	584
Total liabilities	110,034	126,715

Shareholders' equity	72,893	58,278
Total liabilities and shareholders' equity	$182,927	$184,993

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2023	2022	2023	2022
Global S&BT (1):
Total revenue (4)	$43,632	$44,530	$85,967	$87,167
Segment profit (5)	13,102	16,269	26,909	31,910
Oracle Solutions (2):
Total revenue (4)	$20,775	$19,971	$37,943	$41,483
Segment profit (5)	5,886	4,301	8,935	8,834
SAP Solutions (3):
Total revenue (4)	$12,695	$11,427	$24,421	$22,942
Segment profit (5)	2,990	2,977	5,624	5,391
Total Company:
Total revenue (4)	$77,102	$75,928	$148,331	$151,592

Total segment profit	$21,978	$23,547	$41,468	$46,135
Items not allocated to segment level (5):
Corporate general and administrative expenses	5,610	5,935	10,571	11,569
Non-cash stock based compensation expense	2,772	2,718	5,219	5,317
Restructuring and asset impairment settlement	-	(125)	-	(125)
Depreciation and amortization	806	838	1,636	1,784
Interest expense, net	921	28	1,780	56
Income from continuing operations before taxes	$11,869	$14,153	$22,262	$27,534

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, depreciation and amortization expense, restructuring charges and reversals and interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2023	2022	2023	2022
GAAP NET INCOME	$8,720	$10,215	$16,881	$20,720
Adjustments (1):
Non-cash stock based compensation expense (2)	2,769	2,714	5,213	5,309
Acquisition-related non-cash stock based compensation expense (3)	3	4	6	8
Restructuring and asset impairment settlement	-	(125)	-	(125)
Amortization of intangible assets (4)	-	10	-	154
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	11,492	12,818	22,100	26,066
Tax effect of adjustments above (5)	731	669	1,377	1,364
ADJUSTED NET INCOME (1)	$10,761	$12,149	$20,723	$24,702

GAAP diluted net income per common share	$0.32	$0.32	$0.62	$0.65
Adjusted diluted net income per common share (1)	$0.39	$0.38	$0.76	$0.77
Weighted average common and common equivalent shares outstanding	27,548	32,221	27,408	32,032

(1) The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock based compensation expense was $0.7 million and $0.7 million in 2023 and 2022, respectively, and the impact of intangible amortization was $3 thousand in 2022 and the impact on the restructuring and asset impairment reversal was $32 thousand in 2022. For the six month periods the impact of non-cash stock compensation was $1.4 million and $1.4 million in 2023 and 2022, respectively; the impact of intangible amortization was $32 thousand in 2022 and the impact on the restructuring and asset impairment reversal was $32 thousand in 2022.

Page 8 of 8 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 30,	March 31,	July 1,
	2023	2023	2022
Revenue Concentration:
(% of total revenue)
Top customer	5%	5%	7%
Top 5 customers	16%	16%	18%
Top 10 customers	24%	24%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,148	1,128	1,125
Total headcount	1,401	1,368	1,339
Days sales outstanding (DSO)	68	66	59
Cash (used in) provided by operating activities (in thousands)	$7,714	$(3,063)	$18,235
Depreciation (in thousands)	$806	$830	$828
Amortization (in thousands)	$-	$-	$10
Capital expenditures (in thousands)	$1,062	$1,063	$1,274

Remaining Plan authorization:
Shares purchased (in thousands)	-	37	-
Cost of shares repurchased (in thousands)	$—	$711	$—
Average price per share of shares purchased	$—	$18.98	$—
Remaining Plan authorization (in thousands) (1)	$13,938	$13,961	$10,609

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	6	162	4
Cost of shares purchased (in thousands)	$119	$3,526	$76
Average price per share of shares purchased	$19.00	$21.75	$21

(1) The decrease in the Plan authorization in the second quarter of 2023 related to additional transaction fees for the tender offer which ocurred in December 2022.